UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2014

COLE CORPORATE INCOME TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54940	27-2431980
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016

(Address of principal executive offices)

(Zip Code)

(602) 778-8700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On December 18, 2014, in connection with his appointment as a director and as chief executive officer and president of Cole Corporate Income Trust, Inc. (the “Company”), Mark G. Selman entered into an indemnification agreement with the Company, effective as of December 17, 2014 (the “Indemnification Agreement”), that obligates the Company to indemnify him to the maximum extent permitted by Maryland law against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by Mr. Selman or on his behalf in connection with a proceeding. Mr. Selman is not entitled to indemnification if it is established that one of the exceptions to indemnification under Maryland law, as set forth in the Indemnification Agreement, exists.

In addition, the Indemnification Agreement requires the Company to advance reasonable expenses incurred by or on behalf of Mr. Selman within 10 days of the receipt by the Company of a statement from Mr. Selman requesting the advance. The Indemnification Agreement also provides for procedures for the determination of entitlement to indemnification.

The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of indemnification agreement which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 2, 2014, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 17, 2014, Mr. Selman was appointed as a director, the chief executive officer and the president of the Company by the Company’s board of directors. Mr. Selman, age 59, has served as senior vice president of asset management at American Realty Capital Properties, Inc. (“ARCP”), and at Cole Real Estate Investments, Inc. (“Cole”) prior to its merger with ARCP, since April 2011. From September 2009 until April 2011, Mr. Selman served as senior vice president of real estate operations of Cole, and from June 2008 until August 2009, he served as vice president of real estate operations of Cole.

Mr. Selman has more than 25 years of experience in real estate and capital markets. Prior to joining Cole, he was vice president with McMillin Commercial where his responsibilities included raising equity, acquisitions and asset management. Before joining McMillin, he held the position of senior vice president of portfolio management at Realty Income Corporation, a publicly traded real estate investment trust, where he was responsible for managing its portfolio. Previous to joining Realty Income, Mr. Selman was a senior manager with KPMG Peat Marwick’s Real Estate Consulting Group.

Mr. Selman earned his Master’s in Business Administration, a Bachelor of Science in Business Administration (Finance) and a Bachelor of Arts in Psychology from San Diego State University.

Mr. Selman did not enter into an employment agreement with the Company in connection with his appointment as the Company’s chief executive officer and president, and the appointment of Mr. Selman as a director and as the chief executive officer and president of the Company was not made pursuant to any arrangement or understanding between Mr. Selman and any other person. Mr. Selman has not had any direct or indirect material interests in any transaction with the Company or to which the Company is a party or in any currently proposed transaction with the Company or to which the Company is a party. Mr. Selman replaces Nicholas S. Schorsch, who resigned as a director and as the chief executive officer and president of the Company effective as of December 12, 2014.

Item 8.01	Other Events

Effective as of December 17, 2014, Marcus E. Bromley was elected as chairman of the board of directors of the Company.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (File No. 000-54940), filed on September 2, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2014	COLE CORPORATE INCOME TRUST, INC.

	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Chief Financial Officer and Treasurer
Principal Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (File No. 000-54940), filed on September 2, 2014).

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